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                                  EXHIBIT 8(b)
                   Amended Appendix B to the Custody Agreement



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                                                         Dated: February 5, 1999

                                   APPENDIX B

NAME OF FUND

BB&T U. S. Treasury Money Market Fund
BB&T Short-Intermediate U. S. Government Income Fund
BB&T Intermediate U. S. Government Bond Fund
BB&T North Carolina Intermediate Tax-Free Fund
BB&T Growth and Income Stock Fund
BB&T Capital Manager Growth Fund
BB&T Capital Manager Moderate Growth Fund
BB&T Capital Manager Conservative Growth Fund
BB&T Prime Money Market Fund
BB&T Balanced Fund
BB&T Large Company Growth Fund
BB&T South Carolina Intermediate Tax-Free Fund
BB&T International Equity Fund
BB&T Small Company Growth Fund
BB&T Virginia Intermediate Tax-Free Fund
BB&T Equity Index Fund
BB&T Intermediate Corporate Bond Fund
BB&T Tax-Free Money Market Fund




                                        BB&T Mutual Funds Group

                                        By:      /s/
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                                        Title:
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                                        Firststar Bank, N.A.


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                                        Title:
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